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Exhibit 99.2

September 2, 2005

First Community Bancorp
6110 El Tordo
Rancho Santa Fe, California 92067

Gentlemen:

        We hereby consent to the inclusion and description of our opinion letter dated June 3, 2005 to the Board of Directors of Pacific Liberty Bank included as Appendix B to the proxy statement-prospectus which forms part of the Registration Statement on Form S-4 of First Community Bancorp and the references to our firm in such proxy statement-prospectus under the headings "Questions and Answers About the Merger," "Summary—Opinion of Pacific Liberty's Financial Advisor," "Summary—The Pacific Liberty Board of Directors Recommends that You Approve the Merger", "The Merger—Background of the Merger," "The Merger—Recommendation of the Pacific Liberty Board of Directors and Reasons of Pacific Liberty for the Merger" and "The Merger—Opinion of Pacific Liberty's Financial Advisor."

                      Sincerely,

                      Curt A. Christianssen
                      Executive Vice President

FIVE PARK PLAZA, SUITE 950    •    IRVINE, CALIFORNIA 92614-8527
(949) 261-8888    •    FAX (949) 261-0880

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  Exhibit 99.2